UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

December 4, 2012

APPROACH RESOURCES INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33801	51-0424817
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Ridgmar Centre 6500 West Freeway, Suite 800 Fort Worth, Texas		76116
(Address of principal executive offices)		(Zip Code)

(817) 989-9000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c) Appointment of Principal Operating Officer

On December 4, 2012, the Board of Directors of Approach Resources Inc. (the “Company”) promoted Qingming Yang to Chief Operating Officer, effective immediately. Dr. Yang, age 49, has served as Executive Vice President – Business Development & Geosciences since November 2010. Dr. Yang joined the Company in July 2009 as the Company’s Vice President – Exploration. Before joining Approach, Dr. Yang was employed by Pioneer Natural Resources for 12 years in a variety of positions, including Exploration Manager for Worldwide Exploration and Business Development, Geosciences Advisor and Technical Lead for Pioneer’s Eagle Ford Shale team. Dr. Yang earned his B.S. in Petroleum Geology from Chengdu University of Technology in the People’s Republic of China, his M.A. in Geology from George Washington University and his Ph.D. in Structural Geology from the University of Texas at Dallas.

To date, there have been no changes to the employment agreement dated January 24, 2011 by and between Dr. Yang and the Company on account of Dr. Yang’s promotion.

Item 7.01 Regulation FD Disclosure.

On December 12, 2012, the Company announced the promotion of Qingming Yang to Chief Operating Officer. A copy of the press release is furnished herewith as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
99.1	Press Release dated December 12, 2012.

In accordance with General Instruction B.2 of Form 8-K, the information in this current report on Form 8-K, including the attached exhibit, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any registration statement or other filing under the Securities Act of 1933, as amended, or the Exchange Act, except as otherwise expressly stated in such filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

APPROACH RESOURCES INC.

By:	/s/ J. Curtis Henderson
J. Curtis Henderson
Executive Vice President and General Counsel

Date: December 12, 2012

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release dated December 12, 2012.